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                                                                  EXHIBIT 10.8
[LOGO FIRST NATIONAL BANK
      OF OMAHA]


                           RESTATED REVOLVING LOAN AND
                               SECURITY AGREEMENT


         THIS RESTATED REVOLVING LOAN AGREEMENT, dated April 30, 2000, by and between M-TRON INDUSTRIES, a South Dakota corporation (the "Borrower") and FIRST NATIONAL BANK OF OMAHA, a national banking association with principal business offices in Omaha, Nebraska ("Bank").

         In consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

SECTION I.   DEFINITIONS AS USED HEREIN:

         1. "Accounts", "Chattel Paper", "Contracts", "Documents" "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Nebraska.

         2. "ACCOUNTING" Accounting terms used and not otherwise defined in this AGREEMENT have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein be computed in accordance with, GAAP.

         3. "AFFILIATE" means as to any PERSON, each other PERSON that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such PERSON.

         4. "AGREEMENT" means this AGREEMENT, as the same may from time to time be amended or supplemented.

         5. "BORROWING BASE" means, at any time, the amount computed as Total Borrowing Base on the BORROWING BASE CERTIFICATE most recently delivered to, and accepted by, the BANK in accordance with this AGREEMENT, and equal to the lesser of:

                  A. $3,700,000.00; or

                  B. an amount equal to the sum of the aggregate of (1) 80% of ELIGIBLE ACCOUNTS of the BORROWER and (2) 50% of INVENTORY of the BORROWER; provided, however, such aggregate shall contain no more than $1,500,000.00 attributable to INVENTORY.


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         6. "BORROWING BASE CERTIFICATE" means a fully completed certificate in the form of Exhibit A to this AGREEMENT certified by the President or Principal Financial Officer of the BORROWER to be correct and delivered to, and accepted by, the BANK.

         7. "COLLATERAL" has the meaning given to such term in Section IV.

         8. "COLLATERAL DOCUMENTS" means the note, security agreement, financing statements and other documents required by BANK as set forth herein, together with any real estate mortgage documents used in this transaction.

         9. "CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities respectively, on a balance sheet of the BORROWER;

         10. "CONSOLIDATED FIXED ASSETS" means, at any time, all assets (other than CONSOLIDATED CURRENT ASSETS) that should, in accordance with GAAP, be classified as assets on a balance sheet of the BORROWER.

         11. "CONSOLIDATED LIABILITIES" means all INDEBTEDNESS that, in accordance with GAAP, should be classified as liabilities on a balance sheet of the BORROWER.

         12. "CONSOLIDATED NET WORKING CAPITAL" means, at any time, the amount by which CONSOLIDATED CURRENT ASSETS exceed CONSOLIDATED CURRENT LIABILITIES.

         13. "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of:

             A. Any surplus resulting from any write-up of assets subsequent to December 31, 1986;

             B. Goodwill, including any amounts, however designated on a balance sheet of the BORROWER, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the BORROWER;

             C. Any amount reflecting value of patents, trademarks, trade names, and copyrights.

             D. Any amount at which shares of capital stock of the BORROWER appear as an asset on the BORROWER's balance sheet;

             E. Loans and advances to stockholders, directors, officers, employees, or affiliates;


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             F. Deferred expenses; and

             G. Any other amount in respect of an intangible that should be classified as an asset on a balance sheet of the BORROWER in accordance with GAAP.

         14. "ELIGIBLE ACCOUNT" means, at any time, an Account that conforms and continues to conform to the following conditions:

              A. The Account arose from a bona fide outright sale of goods by the BORROWER or from services performed by the BORROWER and such Goods have been shipped to the appropriate account debtors of their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

              B. The Account is due and payable not more than 60 days from the date of the invoice therefor;

              C. The Account has not remained unpaid in excess of 61 days from date of invoice.

              D. The BORROWER has not received any notice of the filing of a petition in bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by the BORROWER of any such notice, it will immediately give the BANK written advice thereof;

              E. The account debtor is not a subsidiary or other AFFILIATE of the BORROWER; and

              F. The BANK, upon the sound exercise of its banking judgment in the ordinary course of business, has not deemed such account ineligible because of uncertainty about the credit worthiness of the account debtor or because the BANK otherwise considers the collateral value thereof to the BANK to be impaired or its ability to realize such value to be insecure.

         In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an ELIGIBLE ACCOUNT the decision of the BANK shall control.

         15. "EQUIPMENT" means all of BORROWER's goods and equipment of every type and description, now owned without limiting the generality of the foregoing, all machinery, furniture, furnishings, fixtures, supplies, and tools, together with all parts and accessories of or to any of the foregoing, and all of BORROWER's tangible property, and all products and proceeds of all the foregoing.

         16. "EVENT OF DEFAULT" has the meaning provided for in
Section VII.


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         17. "FINANCIAL STATEMENTS" means the internally prepared balance sheet and income statement of the BORROWER as of December 31, 1999 and statements of income, stockholder's equity, and changes in financial position, and notes thereto, of the BORROWER for the years or, as appropriate, month ended on such dates as reviewed by independent certified public accountants of recognized standing to present fairly the consolidated financial position and results of operations of the BORROWER at such dates and for such periods in accordance with GAAP.

         18. "GAAP" means generally accepted accounting principles applied consistently as was done in the preparation of the FINANCIAL STATEMENTS with such changes or modifications hereto as may be approved in writing by the BANK.

         19. "INDEBTEDNESS" means, as to the BORROWER, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

              A. All INDEBTEDNESS guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

              B. All INDEBTEDNESS in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) To purchase such INDEBTEDNESS; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such INDEBTEDNESS or to insure the owner of the INDEBTEDNESS against loss;

               C. All INDEBTEDNESS secured by (or for which the holder of such INDEBTEDNESS has a right, contingent or otherwise, to be secured by any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

               D. All INDEBTEDNESS incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

         20. "INVENTORY" shall mean any and all goods, merchandise, and other property now owned or hereafter acquired by BORROWER which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in BORROWER's business, and valued at lower of cost or market.

         21. "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.


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         22. "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) April 30, 2001, (ii) the date the obligations are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS, or such other date as may later be agreed to by BANK and BORROWER in a written amendment to this AGREEMENT.

         22. "NOTE" or "NOTES" means any and all of the promissory notes referred to in Section II hereof.

         23. "OBLIGATIONS" means the obligation of the BORROWER:

             A. To pay the principal of, and interest on, any promissory note in accordance with the terms thereof and to satisfy all of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor and including, but not limited to, any obligations under letter of credit agreements.

             B. To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the COLLATERAL; and

             C. To reimburse the BANK, on demand, for all of the BANK's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in the foregoing Paragraphs A and B.

         24. "PERMITTED LIENS" means:

             A. Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

             B. Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

             C. Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable.


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             D. Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

             E. Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the BORROWER in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

             F. Liens in favor of the BANK;

             G. The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the BORROWER or materially impair the use thereof in the operation of its business;

                           1. Claims or liens and encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           2. Claims, liens and encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           3. Claims or liens of mechanics, materialmen,
                  warehousemen, carriers, or other like liens; and

                           4. Adverse judgments on appeal.

             H. Any lien or security interest on personal property leased by BORROWER under a lease required to be capitalized under generally accepted accounting principles;

             I. Any security interest or interests securing purchase money contracts aggregating more than $50,000.00 in total balance due.

             J. Any lien or security interest junior and inferior to the interests of BANK in any COLLATERAL provided, however, that the foregoing in no respect waives or amends the requirements of any other provision of this AGREEMENT.

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         25. "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

         26. "STOCKHOLDERS' EQUITY" means, at any time, the sum of the following accounts set forth on a consolidated balance sheet of the BORROWER prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock; (B) capital surplus; and (C) retained earnings.

SECTION II.  THE LOAN.

         1. TYPES OF CREDIT. The BANK will provide a combined credit facility to BORROWER which shall consist of a WORKING CAPITAL LOAN and continuing LETTERS OF CREDIT. The BORROWER may obtain credit from BANK under either the WORKING CAPITAL LOAN or continuing LETTERS OF CREDIT, which are collectively and individually referred to herein as the "LOAN" or "LOANS".

         2. WORKING CAPITAL LOAN and continuing LETTERS OF CREDIT. BANK agrees to lend $3,700,000.00 to BORROWER pursuant to this facility, as follows:

                  A. BANK will issue its continuing LETTERS OF CREDIT on behalf of BORROWER. Such transactions will be evidenced by separate application and LETTER OF CREDIT AGREEMENTS. Each LETTER OF CREDIT AGREEMENT shall constitute a COLLATERAL DOCUMENT. The repayment requirements contained therein shall constitute a NOTE for purposes of the AGREEMENT and amendments thereto. Each LETTER OF CREDIT shall terminate according to its terms but in any event, on LOAN TERMINATION DATE. As to any such LETTER OF CREDIT AGREEMENT, any terms or provisions therein which conflict with provisions hereof shall take precedence over the terms hereof as to such LETTER OF CREDIT.

                  B. With regard to the WORKING CAPITAL LOAN, BANK will credit proceeds of this revolving loan ("WORKING CAPITAL LOAN"") to BORROWER's deposit account with the BANK bearing number 26712880. Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the "LOAN TERMINATION DATE" such sums in integral multiples of $25,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $3,700,000.00 (the "LOAN COMMITMENT") and which shall not exceed the BORROWING BASE in the aggregate principal amount at any one time outstanding, when combined with the aggregate of any outstanding LETTERS OF CREDIT. The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE.


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                  C. It is the intention of the parties that the outstanding principal amount of the WORKING CAPITAL LOAN and continuing LETTER OF CREDIT shall at no time exceed the amount of the then existing BORROWING BASE and if, at any time, an excess shall for any reason exist, the full amount of such excess together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

         3. NOTE. The WORKING CAPITAL LOAN shall be evidenced by a NOTE having stated maturity on the LOAN TERMINATION DATE, in the form attached hereto as Exhibit "B".

         4. INTEREST RATE AND PAYMENTS OF INTEREST.

                  A. Interest on the principal balance of the WORKING CAPITAL LOAN from time to time outstanding will be payable at a rate (the "RATE") equal to the RATE announced by BANK from time to time as its "New York Base Rate".

                  B. Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

                  C. Interest on the WORKING CAPITAL LOAN shall be payable monthly on the first BUSINESS DAY of each month, with all outstanding principal and unpaid interest due and payable on TERMINATION DATE, unless earlier paid or due as the result of acceleration.

         5. PAYMENT TO THE BANK AND COLLECTIONS.

                   A. All sums payable to the BANK hereunder shall be paid directly to the BANK in immediately available funds. The BANK shall provide the BORROWER statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the BORROWER unless BORROWER notifies the BANK to the contrary within thirty (30) days of its receipt of any statement that it deems to be incorrect. Alternatively, at its sole discretion after an EVENT OF DEFAULT the BANK may charge against any deposit account, including the LOCKBOX CHECKING ACCOUNT of the BORROWER all or any part of any amount due hereunder. LOCKBOX CHECKING ACCOUNT is defined in paragraph (B) hereof.

                  B.  COLLECTION OF ACCOUNTS AND LOCKBOX.

                  1. Accounts will be collected through direct lockbox deposit by account debtors, pursuant to the provisions of subparagraph 4 below. BORROWER will take such action with respect to the collection of Accounts and of the proceeds thereof, as BANK may reasonably request.



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                  2. BANK shall have the right, after an EVENT OF DEFAULT, at any time or times thereafter, to notify all Account Debtors that Accounts have been assigned by BORROWER and that BANK has a security interest therein; to direct all such Account Debtors to make payments to BANK of all or any part of the sums owing BORROWER by such Account Debtors; to enforce collection of any of the Accounts by suit or otherwise; to surrender, release or exchange all or any part of such Accounts; or to compromise, settle, extend or renew for any period (whether or not longer than the original period) any INDEBTEDNESS thereunder or evidenced thereby.

                  3. BORROWER hereby authorizes BANK to endorse, in the name of BORROWER, any item, howsoever received by BANK representing payment on or other proceeds of any of the COLLATERAL.

                  4. BORROWER covenants that all receipts on account of the Accounts or any other payments of money to be received by the BORROWER shall be directed to a lockbox previously established at post office box 3732, Omaha, Nebraska, under the exclusive control of BANK, it being the intention that all monies coming to the BORROWER on account of any of the COLLATERAL shall be directed to such lockbox, and thereafter deposited in a checking account established for such purpose, herein referred to as the LOCKBOX CHECKING ACCOUNT. BORROWER may make deposits to such LOCKBOX CHECKING ACCOUNT by depositing funds to an account established for that purpose at First National Bank South Dakota, Yankton, South Dakota. BORROWER agrees that all invoices or other instructions for payment will bear a notation that payment must be made to such lockbox number. Deposits in the LOCKBOX CHECKING ACCOUNT shall be deemed payments directly to BANK and all such deposits shall be the property of the BANK. The LOCKBOX CHECKING ACCOUNT herein established shall be deemed a "deposit or other account", for the purposes of Section 5.1 of this AGREEMENT.

                  5. For purposes of determining the amount of the OBLIGATIONS, including, without limitation, the computations of interest which may from time to time be owing by BORROWER to BANK, the receipt of a check or other item of payment by BANK shall not be treated as a payment on account of the liabilities until such check or other item of payment is actually paid in cash or cash equivalent.

                  6. Notwithstanding the foregoing, however, BORROWER is authorized to establish and maintain, in the United Kingdom, a depository account (the "U.K. ACCOUNT") for collection of overseas accounts. Account Debtors' funds may be deposited in the U.K. ACCOUNT, but BORROWER will cause a transfer of such deposits, whenever such funds aggregate US $30,000.00, to the LOCKBOX CHECKING ACCOUNT. No other transfer or withdrawal from the U.K. ACCOUNT is permitted.


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SECTION III.  CONDITIONS PRECEDENT.

         1. CERTAIN EVENTS. At the time of, and as a condition to, the CLOSING and each disbursement of any part of the REVOLVING LOAN to be made by the BANK at or subsequent to the CLOSING:

                  A. No EVENT OF DEFAULT shall have occurred and be continuing, an no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an EVENT OF DEFAULT;

                  B. No material adverse change shall have occurred in the business prospects, financial condition, or results of operations of the BORROWER since the dates of the FINANCIAL STATEMENTS; and

                  C. All of the COLLATERAL DOCUMENTS shall have remained in full force and effect.

SECTION IV.  COLLATERAL SECURITY.

         1. COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the provisions of Section IV, Paragraph 2, is herein collectively called "COLLATERAL". The COLLATERAL, together with all other property of the BORROWER of any kind held by the BANK, shall stand as one general, continuing collateral security for all OBLIGATIONS and may be retained by the BANK until all OBLIGATIONS have been satisfied in full. BORROWER has executed a security agreement, granting a security interest in and to certain property ("COLLATERAL") to BANK. Such separate security agreement is a COLLATERAL DOCUMENT.

         2. RIGHTS IN PROPERTY HELD EITHER BY THE BORROWER OR BY THE BANK. As security for the prompt satisfaction of all OBLIGATIONS, the BORROWER hereby assigns to the BANK all of its right, title and interest in and to, and grants the BANK a lien upon and a security interest in, all of the following property owned, rented, or used by BORROWER, wherever located, whether now owned or hereafter acquired, together with all replacements therefore and proceeds (including, but without limitation, insurance proceeds) and products thereof:

         Accounts;
         Chattel Paper;
         Contracts;
         Contract Rights;
         Documents;
         EQUIPMENT;
         Fixtures;


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         General Intangibles;
         Instruments;
         Inventory;
         Investment Property;
         Motor Vehicles;
         Rights as seller of Goods or Services and rights to returned or repossessed goods; and ALL RECORDS pertaining to COLLATERAL.

         BORROWER is further granting a lien in real property by a separate mortgage, which realty also constitutes COLLATERAL, and which mortgage constitutes a COLLATERAL DOCUMENT. BANK agrees that in the event of any default hereunder, it will first resort to the personal property COLLATERAL prior to attempting to foreclosure of real property COLLATERAL, though this covenant in no way requires BANK to exhaust other COLLATERAL prior to realizing value from any real property COLLATERAL.

SECTION V.   REPRESENTATIONS AND WARRANTIES.

         1. ORIGINAL. To induce the BANK to enter into this AGREEMENT, the BORROWER represents and warrants to the BANK as follows:

                  A. The BORROWER is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Dakota; the BORROWER has the lawful power to own its properties and to engage in the businesses it conducts and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualifications necessary; the states in which the BORROWER is qualified to do business are disclosed to the BANK in writing; the addresses of all places of business of the BORROWER are disclosed to the BANK in writing; and the BORROWER has not change its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof except as is set forth in an Exhibit hereto.

                  B. The BORROWER is not directly or indirectly controlled by, or acting on behalf of, any PERSON which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                  C. The BORROWER is not in default with respect to any of its existing INDEBTEDNESS, and the making and performance of this AGREEMENT and the COLLATERAL DOCUMENTS will not (immediately or with the passage of time, the giving of notice, or both):

                           1. Violate the articles of incorporation or bylaws of
                  the BORROWER, or violate any laws or result in a default under any contract,



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                  agreement, or instrument to which the BORROWER is a party or by which the BORROWER or its property is bound; or

                           2. Result in the creation or imposition of any
                  security interest in, or lien or encumbrance upon, any of the assets of the BORROWER except in favor of the BANK:

                  D. The BORROWER has the power and authority to enter into and perform this AGREEMENT, the NOTE, and the COLLATERAL DOCUMENTS, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this AGREEMENT, the NOTE, and the COLLATERAL DOCUMENTS;

                  E. This AGREEMENT and the COLLATERAL DOCUMENTS are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

                  F. There is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the BORROWER, whether or not covered by insurance, that would in the aggregate involve the payment of $10,000.00 or more or would otherwise materially or adversely affect the financial condition or business prospects of the BORROWER if adversely determined;

                  G. The BORROWER has good and marketable title to all of its assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third person except for PERMITTED LIENS;

                  H. The FINANCIAL STATEMENTS, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of M-TRON Industries at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of M-TRON Industries from December 31, 1999 to the date hereof;

                  I. As of the date hereof the BORROWER has no material INDEBTEDNESS of any nature, including but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) in the FINANCIAL STATEMENT or as disclosed in, or permitted by, this agreement; and the BORROWER does not know or have reasonable ground to know of any basis for the assertion against it of any such INDEBTEDNESS as of the date of the CLOSING;

                  J. Except as otherwise permitted herein, the BORROWER has filed all appropriate federal, state and local tax returns and other reports required by any applicable laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to


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         the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the BORROWER has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

                  K. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the BORROWER, the BORROWER has complied with all applicable LAWS with respect to (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs;
         (ii) the conduct of its business; and (iii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

                  L. No representations or warranty by or with respect to the BORROWER contained herein or in any certificate or other document furnished by the BORROWER pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  M. Each consent, approval or authorization of, or filing, registration or qualification with, any PERSON required to be obtained or effected by the BORROWER in connection with the execution and delivery of this AGREEMENT, any NOTE, and the COLATERAL DOCUMENTS or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

                  N. All existing INDEBTEDNESS of the BORROWER: i) for money borrowed, or ii) under any security agreement, mortgage, or agreement covering the lease by the BORROWER as lessee of real or personal property is described in a writing delivered to BANK this date;

                  O. Except as disclosed to the BANK in writing i) the BORROWER has no material leases, contracts, or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonuses, pension, and retirement plans or accrued vacation pay, insurance and welfare agreements; ii) to the best of BORROWER's knowledge, all parties to all such material leases, contracts and other commitments to which the BORROWER is a party have complied with the provisions of such leases, contracts, and other commitments; and iii) to the best of BORROWER's knowledge, no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

                  P. The BORROWER has not made any agreement or taken any action which may cause anyone to become entitled to a commission or a finder's fee as a result of or in connection with the making of this AGREEMENT;

                  Q. Any federal tax returns for all years of operation, including the last tax year for BORROWER have been filed with the Internal Revenue Service and have not been challenged;

                  R. Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the BORROWER meet, as of the date hereof, the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the BORROWER; and

                  S. The liens and security interests created pursuant to
         Section IV of this AGREEMENT, including any separate real estate liens granted in connection herewith, are in all cases first and prior liens except for PERMITTED LIENS;

                  T BORROWER warrants (and this shall be a continuing warranty which shall survive until all the OBLIGATIONS of BORROWER to BANK have been fully satisfied) that it is in compliance with all federal, state and local environmental laws and regulations and has obtained all environmental permits necessary of appropriate to the conduct of its business. There is not pending nor, to the best of the BORROWER's knowledge after due inquiry, are there any threatened environmental enforcement actions, suits or proceedings before any court, tribunal or administrative body of official. Responsible officers and agents of the BORROWER have made an extensive investigation and have determined that the BORROWER has not, nor has any former owner of real property occupied by BORROWER stored, used or disposed of any toxic or hazardous substance on its properties or transported any such substance to or from its properties in violation of any presently existing or previously existing laws, regulations or policies. The BORROWER will not store, use or dispose of such substances on its properties.

         2. SURVIVAL. All of the representations and warranties set forth in
Section V hall survive until all OBLIGATIONS are satisfied in full and there remain no outstanding commitments hereunder.

SECTION VI.  COVENANTS OF THE BORROWER.

         1. AFFIRMATIVE COVENANTS. The BORROWER does hereby covenant and agree with the BANK that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

         A. The BORROWER will furnish the BANK:

                           1. Within twenty (20) days after the close of each
                  monthly accounting period in each fiscal year an income statement and balance sheet of the BORROWER for such month in reasonable detail, subject to normal year-end audit adjustments and certified by the BORROWER's president or principal financial officer to have been prepared in accordance with GAAP;

                           2. Contemporaneously with each monthly financial
                  report required by the foregoing paragraph, a certificate of the president or principal financial officer of the BORROWER stating that he has individually reviewed the provisions of this AGREEMENT and that a review of the activities of the BORROWER during such monthly period, has been made by him or under his supervision, with a view to determining whether the BORROWER has fulfilled all its obligations under this AGREEMENT and is not in default in the observance or performance of any of the provisions hereof or, if the BORROWER shall be so in default, specifying all such defaults and events of which he may have knowledge;

                           3. Promptly after the sending or making available of
                  filing of the same, copies of all reports bearing on the financial condition of BORROWER, proxy statements, and financial statements that the BORROWER sends or makes available to its stockholders and all registration statements and reports that the BORROWER files with the Securities and Exchange Commission or any successor person;

                           4. Within fifteen (15) days after the end of each
                  calendar month, in such form and detail as shall be satisfactory to the BANK, an aging, as of the end of such month, of (a) the then ELIGIBLE ACCOUNTS, and (b) all other Accounts of the BORROWER, certified by the president or chief financial officer of the BORROWER to be complete and correct.

                           5. Each month (and at additional time in the
                  discretion of the BORROWER or if any material deterioration in the BORROWING BASE would be disclosed thereby) a BORROWING BASE CERTIFICATE as of the end of such month. Each BORROWING BASE CERTIFICATE shall be effective only as accepted by the BANK (and with such revisions, if any, as the BANK may require as a condition to such acceptance), such acceptance to be presumed after receipt of such BORROWING BASE CERTIFICATE unless the BANK otherwise notifies the BORROWER, whether thereafter, theretofore, or contemporaneously therewith;

                           6. Upon the BANK's request, from time to time, copies
                  of any or all agreements, contracts or commitments referred to in Section 5.I hereof;

                  B. The BORROWER will maintain its Inventory, Equipment, real estate, and other properties in workable and operable condition and repair, and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on such real estate. The BORROWER hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the BANK thereof, and the BANK may, in its discretion, do so and on demand be reimbursed therefor by the BORROWER;

                  C. The BORROWER will maintain, or cause to be maintained, public liability insurance (subject to a maximum of $10,000.00 in deductibles) and fire and extended coverage insurance on all assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify the BORROWER for 100% of the replacement value of any such asset lost or damaged (subject to any deductible customary in the BORROWER's industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers rated A or higher by the latest rating published A.M. Best & Co. The BORROWER will cause all such insurance policies to contain a standard mortgage clause and to be payable to the BANK as its interest may appear, and BORROWER shall deliver the policies of insurance to the BANK. Such policies shall contain a provision whereby they cannot be cancelled except after ten (10) days' written notice to the BANK. The BORROWER will furnish to the BANK such evidence of insurance as the BANK may require. The BORROWER hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance when due, the BANK, in its discretion, may do so and be reimbursed by the BORROWER therefor. The BORROWER hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance when due, the BANK, in its discretion, may do so and be reimbursed by the BORROWER therefor. The BORROWER hereby assigns to the BANK any returned or unearned premiums that may be due the BORROWER upon cancellation by the insurer or any such policy for any reason whatsoever and direct any such insurer to pay the BANK any amounts so due. BANK agrees to allow such funds to be used for payment of insurance required hereunder, or to pay such funds to BORROWER if it has properly replaced such insurance, but BANK may retain such funds if there has occurred an EVENT OF DEFAULT. The BANK is hereby appointed the attorney-in-fact of the BORROWER (without requiring the BANK to act as such) to endorse any check which may be payable to the BORROWER to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance), and any amount so collected may be applied by the BANK toward satisfaction of any of the OBLIGATIONS if an EVENT OF DEFAULT has occurred and is continuing.

                  D. The BORROWER will pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property on which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the BORROWER shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

                  E. The BORROWER will maintain:

                           1. A ratio of Consolidated Liabilities to
                  Consolidated Tangible Net Worth of not more than 2.3 to 1.0;

                           2. A BORROWING BASE such that the balance of the
                  BORROWER's outstanding LOANS will not, at any time, exceed the BORROWING BASE.

                  F. The BORROWER will, when requested to do so, make available for inspection by duly authorized representatives of the BANK any of its books and records and will furnish the BANK any information regarding its business affairs and financial condition within a reasonable time after written request therefor;

                  G. The BORROWER will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future laws applicable to it in the operation of its business, and all material agreements to which it is subject;

                  H. The BORROWER will collect is Accounts and sell its Inventory only in the ordinary course of business;

                  I. The BORROWER will keep accurate and complete Records of its Accounts, Inventory and Equipment, consistent with sound business practices;

                  J. The BORROWER will give immediate notice to the BANK of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $10,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects;

                  K. The BORROWER will pay when due (or within applicable grace periods) all of its INDEBTEDNESS due third persons except when the amount there of is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books. If default be made by the BORROWER in the payment of any principal (or installment thereof) of, or interest on, any such INDEBTEDNESS, the BANK shall have the right, in its discretion, to pay such interest or principal for the account of the BORROWER and be reimbursed by the BORROWER therefor;

                  L. The BORROWER will notify the BANK immediately if it becomes aware of the occurrence of any EVENT OF DEFAULT or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an EVENT OF DEFAULT if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, or reorganization, or results of operations of the BORROWER, or the failure of the to observe any of its respective undertakings hereunder or under the COLLATERAL DOCUMENTS;

                  M BORROWER will (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA); (2) furnish the Bank, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the BANK of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

         2. NEGATIVE COVENANTS. The BORROWER does hereby covenant and agrees with the that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the BANK shall otherwise have agreed in writing.

                  A. The BORROWER shall not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

                  B. The BORROWER will not sell, lease, transfer, assign, or otherwise dispose of any of the COLLATERAL except in the ordinary course of business; BORROWER shall not move or transfer possession of any of its CONSOLIDATED FIXED ASSETS without prior approval of BANK.

                  C. BORROWER will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for liens in favor of BANK, or PERMITTED LIENS.

                  D. BORROWER will not become liable, directly or indirectly, as Guarantor or otherwise for any OBLIGATION of any other person;

                  E. BORROWER will not incur, create, assume or permit to exist any INDEBTEDNESS except: (1) the OBLIGATION, (2) trade indebtedness incurred in the ordinary course of business (provided, however, that the BORROWER may not acquire inventory other than for cash or on open account except as expressly approved in writing and in advance by the
         BANK), (3) contingent INDEBTEDNESS permitted by Section 6.2(e), and (4) INDEBTEDNESS secured by PERMITTED LIENS.

                  F. BORROWER will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock in excess of fifty percent (50%) of its prior year earnings as long as BORROWER is in compliance with the covenants contained within this AGREEMENT;

                  G. BORROWER will form no subsidiary, make no investment in (including any assignment of inventory or other property), or make any loan in the nature of an investment to, any PERSON, except for a $350,000.00 investment in the BORROWER'S Hong Kong subsidiary;

                  H. BORROWER will not make any loan or advance to any officer, shareholder, director, or employee of the BORROWER, except for business travel and similar temporary advances in the ordinary course of business;

                  I. BORROWER will not make payments on account of the purchase or lease of Fixed Assets that, in the aggregate, in any fiscal year (commencing with the current fiscal year) will exceed $950,000.00; as used in this paragraph the term "lease" means a lease reflected on a consolidated balance sheet of the BORROWER or a lease that should be so reflected under GAAP, as well as tax retention operating leases not reflected on BORROWER's balance sheet;

                  J. BORROWER will not pay or commit to pay, in an aggregate amount, automobile lease obligations in excess of $50,000.00;p as used in this paragraph, the term "lease" means a lease that is for the purpose of acquiring motor vehicles and is capitalized in a balance sheet of the BORROWER and should be so capitalized under GAAP;

                  K. BORROWER will not redeem, purchase, or retire any of its capital stock or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding capital stock of the BORROWER;

                  L. BORROWER shall not furnish the BANK any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

                  M. BORROWER will not directly or indirectly apply any part of the proceeds of the OBLIGATIONS to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

                  N. BORROWER will not pay, or commit to pay, management fees to any AFFILIATE of BORROWER in excess of $100,000.00 in any fiscal year without prior consent of BANK.

SECTION VII.  DEFAULT.

         1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an EVENT OF DEFAULT hereunder:

                  A. The BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the COLLATERAL

         DOCUMENTS, provided, however, BORROWER shall have a grace period of 15 days as to any reporting requirement herein;

                  B. The BORROWER shall fail to observe or perform any covenant, agreement, promise, or other obligation to be observed or performed by it hereunder or under any of the COLLATERAL DOCUMENTS;

                  C. Any PERSON or PERSONS shall in good faith file a complaint or series of complaints against BORROWER seeking judgment of a court of competent jurisdiction against BORROWER in the aggregate sum of $250,000.00 or more, and such suit or suits remain undismissed for 30 days;

                  D. Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made;

                  E. The BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

                  F. Proceedings in bankruptcy, or for reorganization of the BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the BORROWER and, except with respect to any such proceedings instituted by the BORROWER, shall not be discharged within thirty (30) days of their commencement;

                  G. A receiver or trustee shall be appointed for the BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the BORROWER, and except with respect to any such appointments requested or instituted by the BORROWER, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and except with respect to any such proceedings instituted by the BORROWER, such proceedings shall not be discharged within thirty (30) days of their commencement, or the BORROWER shall discontinue business or materially change the nature of its business, or the COLLATERAL becomes, in the reasonable judgment of the BANK, insufficient in value to satisfy the OBLIGATIONS, or the BANK otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the OBLIGATIONS;

                  H. The BORROWER shall suffer final judgments for payment of money aggregating in excess of $25,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

                  I. A judgment creditor of the BORROWER shall obtain possession of any of the COLLATERAL by any means, including (without implied limitation) levy, distraint, replevin, or self-help.

         2. ACCELERATION. At the option of the BANK upon the occurrence of any EVENT OF DEFAULT, all OBLIGATIONS, whether hereunder or otherwise, shall immediately become due and payable.

         3. REMEDIES. After any acceleration, as provided for in Section VII, 2., the BANK shall have, in addition to the rights and remedies given it by this AGREEMENT and the COLLATERAL DOCUMENTS, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any COLLATERAL may be located. The rights of the BANK under this Section VII. 3. are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the BANK may have.

SECTION VIII.    MISCELLANEOUS

         1. CONSTRUCTION. Nothing herein contained shall prevent the BANK from enforcing any or all other guaranty, pledge or security agreements, notes, mortgages, or other evidences of liability in accordance with their respective terms.

         2. ENFORCEMENT AND WAIVER BY THE BANK. The BANK shall have the right at all times to enforce the provisions of this AGREEMENT and the COLLATERAL DOCUMENTS in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the BANK in refraining from so doing at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this AGREEMENT or as having in any way or manner modified or waived the same. All rights and remedies of the BANK are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         3. RENEWAL. On the existing LOAN TERMINATION DATE, the OBLIGATION becomes due, and the BANK's commitment to lend shall terminate. BORROWER may request an amendment of the LOAN TERMINATION DATE and a renewal, in some form, of the commitment. BANK agrees to consider such request when made, using as a basis for its decision all of the FINANCIAL STATEMENTS furnished by BORROWER, together with any other information or amendment if, in BANK's sole discretion, such renewal or amendment is warranted in the exercise of sound banking practices.

         4. EXPENSE OF THE BANK. The BORROWER will, on demand, reimburse the BANK for all expenses, including the reasonable fees and expenses of legal counsel for the BANK, incurred by the BANK in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT, the COLLATERAL DOCUMENTS, and the collection or attempted collection of the OBLIGATIONS.

         5. NOTICES. Any notice or consents required or permitted by this AGREEMENT shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

                  A.       If to the BORROWER:

                                    M-TRON Industries, Inc.
                                    Attention:  Mr. David Rein
                                    PO Box 630
                                    Yankton, South Dakota 57078-0630

                  B.       If to the BANK:

                                    First National Bank of Omaha
                                    One First National Center
                                    1620 Dodge Street
                                    Omaha, Nebraska  68102-1596
                                    Attention:  Ms. Stephanie H. Moline

         6. WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable LAWS, the BORROWER:

            A. Waives notice of acceleration and of intention to accelerate; and notice and opportunity to be heard, after acceleration in the manner provided in Section VII. 2., before exercise by the BANK of the remedies of self-help, set-off, or of or other summary procedures permitted by any applicable laws or by any agreement with the BORROWER, and, except where required hereby or by any applicable law, notice of any other action taken by the BANK; and

            B. Releases the BANK and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

         7. APPLICABLE LAW. This AGREEMENT is entered into and performable in Omaha, Douglas County, Nebraska and shall be subject to and construed and enforced in accordance with the laws of the State of Nebraska.

         8. BINDING EFFECT, ASSIGNMENT, AND ENTIRE AGREEMENT. This AGREEMENT shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The BORROWER has no right to assign any of its rights or OBLIGATIONS hereunder without the prior written consent of the BANK. This AGREEMENT, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire

AGREEMENT between the parties and may be amended only by a writing signed on behalf of each party.

         9. SEVERABILITY. If any provision of this AGREEMENT shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this AGREEMENT that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

         IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the day and year first above written.

                                            FIRST NATIONAL BANK OF OMAHA

                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------


ATTEST:                                     M-TRON INDUSTRIES, INC.


---------------------------------           By:
                  Secretary                     -------------------------------
                                            Title:
                                                   ----------------------------

             FIRST AMENDMENT TO RESTATED LOAN AND SECURITY AGREEMENT


         This First Amendment to Restated Loan and Security Agreement (this "FIRST AMENDMENT"), made as of the 4th day of December, 2000, by and among M-Tron Industries, a South Dakota corporation with principal offices at Yankton, South Dakota (herein called "OLD M-TRON"), M-Tron Industries, a Delaware corporation with principal offices at Yankton, South Dakota (herein called "NEW M-TRON"), and First National Bank of Omaha, a national banking association established at Omaha, Nebraska ("BANK").

         WHEREAS, OLD M-TRON and BANK executed a written Restated Revolving Loan and Security Agreement dated April 30, 2000 (the "AGREEMENT");

         WHEREAS, OLD M-TRON intends to merge Lynch Systems, Inc., a Delaware corporation, with and into OLD M-TRON (the "MERGER"); and

         WHEREAS, OLD M-TRON intends to re-incorporate in the State of Delaware by transferring substantially all of its assets and liabilities, including BANK'S COLLATERAL and its liabilities and obligations under the AGREEMENT and the COLLATERAL DOCUMENTS, to NEW M-TRON (the "ASSIGNMENT").

         NOW, THEREFORE, in consideration of the AGREEMENT and their mutual promises made herein, the parties hereby agree as follows:

         1. Terms defined in the AGREEMENT shall have the same meanings when used in this FIRST AMENDMENT.

         2. Immediately following the effectiveness of the MERGER, OLD M-TRON and NEW M-TRON will effect the ASSIGNMENT pursuant to a. written Assignment and Assumption Agreement ("ASSUMPTION AGREEMENT") in substantially the form attached hereto as Exhibit A, by this reference made a part hereof.

         3. As of the EFFECTIVE DATE, the term "BORROWER" shall be amended to mean only NEW M-TRON, and NEW M-TRON shall thereafter have all the duties, responsibilities and privileges of BORROWER under the AGREEMENT.

         4. As of the EFFECTIVE DATE, NEW M-TRON shall be deemed to have made all of the warranties and representations of BORROWER made in the AGREEMENT, and with the exception of the warranty contained in Section V.1.A. of the AGREEMENT, as to the BORROWER's state of good standing, NEW M-TRON warrants it is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         5. As of the EFFECTIVE DATE, all of OLD M-TRON's rights, privileges, duties, liabilities and obligations under the AGREEMENT and the COLLATERAL DOCUMENTS, including the privilege to borrow accorded to OLD M-TRON by the AGREEMENT, shall be terminated. In consideration of the execution and delivery of this FIRST AMENDMENT by

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

NEW M-TRON, as of the EFFECTIVE DATE, the BANK shall be deemed to have released and forever discharged OLD M-TRON from any and all duties, obligations and liabilities under the AGREEMENT and the COLLATERAL DOCUMENTS.

         6. BANK hereby waives BORROWER's compliance with the representations, warranties and covenants contained in the AGREEMENT to the extent necessary to allow: (a) OLD M-TRON to effect the MERGER; (b) OLD M-TRON and NEW M-TRON to effect the ASSIGNMENT; (c) OLD M-TRON to declare and pay a dividend in the form of a demand promissory note in the original principal amount of $1,500,000, to its shareholder, Lynch Corporation (the "DIVIDEND NOTE"); and (d) NEW M-TRON to assume the obligations of OLD M-TRON under the DIVIDEND NOTE.

         7. BANK is not required to make any advance of the WORKING CAPITAL LOAN until the occurrence of each of the following events:

            A. The receipt by BANK of an opinion of counsel to NEW M-TRON, in form satisfactory to BANK, with respect to the effectiveness of the MERGER.

            B. The receipt by BANK of an ASSUMPTION AGREEMENT, with original signatures evidencing execution of the parties thereto.

            C. The receipt by BANK of an opinion of counsel to NEW M-TRON, in form satisfactory to BANK, with respect to the effectiveness of the ASSIGNMENT and other matters pertaining to the execution and delivery by NEW M-TRON of this FIRST AMENDMENT.

            D. The receipt by BANK of FINANCING STATEMENTS from BORROWER satisfactory to BANK, as well as evidence of their filing in South Dakota and Delaware.

            E. The receipt of such other documents as BANK may reasonably request to evidence the perfection of BANK's liens in the COLLATERAL as first and paramount liens.

         8. The term "EFFECTIVE DATE" as used in this FIRST AMENDMENT shall mean December 5, 2000, the time as of which the ASSUMPTION AGREEMENT became effective.

         9. Except as amended or waived herein, the parties hereto acknowledge and reconfirm as binding upon them all the terms and conditions of the AGREEMENT.


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

         IN WITNESS WHEREOF, the parties have set their hands as of the date first set forth above.

M-Tron Industries, Inc., a South Dakota      M-Tron Industries, Inc., a Delaware
corporation                                  corporation


By:                                          By:
       ----------------------------------           ---------------------------



First National Bank of Omaha


By:
       ----------------------------------




Exhibit A - form of Assignment and Assumption Agreement




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